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                                                                    EXHIBIT 10.1

                               GUARANTEE CONTRACT
                                     BETWEEN
                 SHIJI RUICHENG GUARANTY AND INVESTMENT CO. LTD.
                                       AND
                                 CHINA 3C GROUP

Dated on the 21st day of December, 2005

                             Contract serial number:
                             LUBAO ZI NO. 1201, 2005

                                   GUARANTOR:
            SHENZHEN SHIJI RUICHENG GUARANTY AND INVESTMENT CO. LTD.

  1706-09 Fuhua 1st Road. Center Commercial Tower. Futian Area, Shenzhen. China

                             Tel: 0086-755-82032400
                             Fax: 0086-755-82032511
                                Zip code: 518048

                                   GUARANTEE:
              CHINA 3C GROUP (FORMERLY KNOWN AS SUN OIL & GAS CORP)

           1177 West Hastings Street, Suite 1750, Vancouver BC, Canada

                               Tel: (604) 683-2220

IN CONSIDERATION OF THE FOLLOWING FACTS:

1. China 3C Group and YX Acquisition Corp (collectively as "Guarantee") signed a Agreement And Plan Of Merger ("Agreement", Exhibit A) with Capital Future Development Limited and Zhenggang Wang, Yimin Zhang, Weiyi Lv, Xiaochun Wang, Zhongsheng Bao, Simple (HK) Investment & Management Company Limited, First Capital Limited, Shenzhen Dingyi Investment & Consulting Limited and China US Bridge Capital Limited (collectively described as follows "Third Party"), which owns 100% shares of Capital Future Developments Ltd. . The Agreement stipulates that Guarantee will issue 35,000,000 shares of its stock and a $500,000 promissory note made to Third Party in exchange for 100% shares of Capital Future Developments Ltd. owned by Third Party;

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2. Guarantee pledges the legality of its business activity;

3. Guarantee promises to irrevocably carry out its terms as stipulated in the Agreement;

4. Guarantee requests Guarantor to provide contract guarantee with regard to Third Party's fulfillment of its terms in the Agreement.

After reviewing Guarantee's request and all related documents including the Agreement, Guarantor agrees to guarantee the execution of Third Party's terms according to the Agreement. Guarantor and Guarantee hereby enter into this contract pursuant to the relevant laws and regulations of the People's Republic of China.

                          ARTICLE 1 MEANS OF GUARANTEE

1.1. Guarantor agrees to provide regular contract guarantee, as defined in the Law of Guarantee in the People's Republic of China, to Guarantee;

1.2. Guarantor may enter into any other guarantee contract with any party of Third Party. Guarantor may also unilaterally provide guarantee to any party of Third Party. Guarantee may not raise objection to Guarantor's additional guarantee contract.

                   ARTICLE 2 CONDITIONS FOR GUARANTEE SERVICE

2.1 Guarantee has already provided the complete documentation and all relevant material to Guarantor, as stipulated in Article 6 of this contract;

2.2 Guarantor has already reviewed and verified all the facts in the documentation and in all related material provided by Guarantee;

2.3 Guarantor considers the guarantee request by Guarantee valid, according to
Article 8 of this contract;

2.4 Guarantee has already paid Guarantor expenses for guarantee and document processing, according to Article 5 of this contract;

2.5 Guarantee has already provided Guarantor with enough resources for reverse guarantee according to Article 7 of this contract.

                   ARTICLE 3 THE CONTENT OF GUARANTEE REQUEST

3.1 Guarantor guarantees that Third Party will fulfill its obligations as stipulated in the Agreement between Third Party and Guarantee;

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3.2 Guarantor guarantees that Guarantee will, according to the Agreement, issue
35,000,000 shares and made a $500,000 promissory note in exchange for 100% shares of Capital Future Developments Ltd owned by Third Party (excluded the fee should be paid for Guarantor);

                       ARTICLE 4 DEFAULT OF THE AGREEMENT

4.1 In case of default on the part of Third Party ("default" includes but is not limited to mistakes, negligence and deliberate postponement) which causes the termination of the Agreement, Guarantor will pay Guarantee USD $3,500,000 within three months from the day when the Agreement is terminated.

4.2 In case of default on the part of Third Party ("default" includes but is not limited to mistakes, negligence and deliberate postponement) which delays the execution of the Agreement, Guarantor will pay Guarantee USD $3,500 per day for every day the Agreement cannot be executed. But Guarantor shall pay no more than USD $1,000,000 in this scenario.

4.3 In case of Guarantee's purchase price for Third Party (35,000,000 new shares) being insufficient for all the shares of Third Party, Guarantor will make up the difference in shares.

4.4 In case of default on the part of Guarantee ("default" includes but is not limited to mistakes, negligence and deliberate postponement) which causes the termination or delay of the Agreement, Guarantor, starting from the day the Agreement is terminated or delayed, may take action as it sees fit (including but not limited to resale, transfer, etc.) with the shares and cash which Guarantee has put up for reverse guarantee. Guarantee may not raise any objection.

4.5 In case of Guarantee engaging in illegal business activity, Guarantee will pay Guarantor a default fee of USD $1,000,000.

                      ARTICLE 5 COMPENSATION AND OTHER FEES

5.1 Guarantee agrees to pay Guarantor 2,256,795 restricted common shares (6 % of its total existing outstanding shares), upon the completion of the Agreement between Guarantee and Third Party. These shares based payment is valued at $0.10/share with the sum of $225,679.50 to compensate Guarantor for its guarantee of Third Party's fulfillment of its obligations as stipulated in the Agreement (Guarantor will decide the means of share transfer in this transaction).

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5.3 Miscellaneous fees incurred during the guarantee provided by Guarantor will be covered by Guarantee. Guarantee shall pay the amount as advised by Guarantor or any related department and institution.

5.4 Guarantee agrees that after the start of the guarantee according to this contract, Guarantor has the right to demand, in the means as it sees fit, its full compensation and fees from Guarantee, in the event that the Agreement between Guarantee and Third Party is modified, terminated, cancelled or invalidated. Guarantee may not ask for a refund or reduction in compensation and fees.

                    ARTICLE 6 DOCUMENTS PROVIDED BY GUARANTEE

6.1 Guarantee shall provide sufficient documents and other material, at Guarantor's request, in order to state the facts such as its qualification, its financial condition, its investment projects, etc.

6.2 Documents to be provided by Guarantee shall include but not be limited to:

(1) Business license;

(2) Proof of Normal Commercial Information

(3) Company charter and bylaws;

(4) Reviewed or audited financial statements as of October 31, 2005 and audited financial statements of Year 2004;

(5) Names of creditors and loan-related documents;

(6) Balance sheet;

(7) Documents stating investment projects and letters of approval;

(8) Approval of Agreement from the shareholders' meeting and the meeting of the board of directors;

(9) Any other documentation which has significant influence on this contract.

                ARTICLE 7 REQUESTS OF RELATED BUSINESS/SERVICES

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7.1 Guarantee shall sign an Assignment Contract with Guarantor if Guarantee wishes to request or engage additional services with Guarantor.

                     ARTICLE 8 TERMINATION OF THE GUARANTEE

8.1 The guarantee provided by Guarantor is a "Guarantee of Contract". When the Agreement between Guarantee and Third Party has been executed, the guarantee service provided by Guarantor to Guarantee will be terminated.

8.2 In case of failure on the part of Guarantee to fulfill its obligations in the Agreement or to fulfill its obligations as stipulated in this contract (except for its failure as a result of Third Party 's default in the first place), the guarantee service provided by Guarantor to Guarantee will be terminated.

8.3 Regardless of cause, in case of the Agreement between Guarantee and Third Party being modified, terminated, cancelled or invalidated, the guarantee provided by Guarantor to Guarantee will be terminated.

8.4 Guarantee shall provide assistance during the process of Guarantor terminating its guarantee service. Guarantee shall not use any excuse to raise any objection or create obstacles.

                     ARTICLE 9 TERMINATION OF THIS CONTRACT

9.1 Guarantor and Guarantee agree that Article 410 of the Contract Law of the People's Republic of China, which states "guarantor and guarantee may terminate the contract any time", does not apply to this contract.

9.2 Guarantor may terminate the contract in the event of any of the following:
(1) Documents provided by Guarantee contain any false information or Guarantee has concealed any truth or facts; (2) Guarantee has not paid Guarantor compensation and fees according to this contract.

9.3 When Guarantor terminates the contract pursuant to 9.2, Guarantor shall no longer service Guarantee. Guarantee may not request a refund or fees from Guarantor.

                       ARTICLE 10 DEFAULT OF THIS CONTRACT

10.1 Guarantee shall fully fulfill the obligations of the Agreement and of this contract. If the deal falls apart as a result of Guarantee's failure to fulfill all or part of the obligations as stipulated in the Agreement and in this contract, Guarantor has the right to take away the full amount of the cash and the shares put up by Guarantee as reverse guarantee.

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10.2 In case of Guarantor refusing the guarantee service to guarantee outside the scenarios listed in 9.2, Guarantee may obtain full refund of its compensation paid.

                       ARTICLE 11 DISPUTES AND RESOLUTION

11.1 In case of disputes, both parties shall negotiate to resolve differences.

11.2 In case of unsuccessful negotiation between themselves, the two parties shall litigate the case in the Shenzhen Zhongji People's Court.

                            ARTICLE 12 MISCELLANEOUS

12.1 This contract shall take effect after the two parties or their representatives sign their names.

12.2 This contract shall be quadruplicated, two copies for each signing party.

12.3 All correspondence sent between the two parties to fulfill obligations of this contract shall be in written form.

12.4 All correspondence sent between the two parties shall become a part of this contract after they are acknowledged in writing. In case of inconsistence among notices, the most recent one shall override the previous ones.

12.5 Any addendum or modification to this contract shall follow the rule of most recent one overriding the previous ones.

                            [Signature Pages Follow]

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GUARANTOR: Shenzhen Shiji Richeng Guaranty and Investment Co. Ltd.

Legal rep. (agent):   Zhiyong Xu

Sign (Seal):        /s/ Zhiyong Xu

GUARANTEE: China 3C Group

Legal rep. (agent): Zhenggang Wang, Chairman of the Board & Chief Executive
                    Officer

Sign (Seal):        /s/ Zhenggang Wang